UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street, Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 22, 2011, Covanta Holding Corporation (the “Company”), a Delaware corporation, issued a press release announcing that its Board of Directors has authorized an additional $100 million in share repurchases, bringing the total authorized amount to $400 million. In addition, the Company announced that the Board of Directors has declared a quarterly cash dividend of $0.075 per share, payable on October 14, 2011 to stockholders of record as of the close of business on October 3, 2011.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 22, 2011, issued by Covanta Holding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION

Date: September 22, 2011

By:   /s/ Timothy J. Simpson
Timothy J. Simpson
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 22, 2011, issued by Covanta Holding Corporation.